UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02    Unregistered Sales of Equity Securities

The information contained below in Item 7.01 is hereby incorporated by reference into this Item 3.02.  The securities being issued under the LOI, initially to be held in trust, are being issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Regulation S promulgated under the Securities Act.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure

On July 12, 2011, Golden Phoenix Minerals, Inc. (the “Company”) issued a press release announcing the Company’s entry into a partially binding Letter of Intent agreement dated July 8, 2011 (“LOI”) with Silver Global, SA, a Panamanian corporation (“Silver Global”) with respect to the Company’s proposal to acquire a 60% interest in Silver Global’s Santa Rosa mining property located in Panama (“Santa Rosa”), with an option to acquire an additional 20% upon meeting certain milestones.  The Company and Silver Global have agreed to a binding exclusivity/standstill period while due diligence is being conducted and definitive agreements are being negotiated.

Further, the parties agreed to use good faith efforts to conclude a deal based on a non-binding outline of terms set forth below and as further detailed in the LOI.  Following a 72-hour fatal flaw due diligence analysis upon receipt of documents and data requested, if the Company proceeds, it shall make an initial non-refundable payment of $500,000 in cash and $500,000 in shares of Company common stock (at a deemed price of $0.18 per share) in consideration for a 45-day period to complete due diligence and definitive agreements, such payments to be applied to the aggregate purchase price set forth below, if the parties conclude definitive agreements.  As a good faith deposit toward the secondary due diligence payment, the Company has issued shares of common stock in Silver Global’s name in an aggregate deemed amount of $1,000,000, based on $0.18 per share, such shares to be held in trust, pending the Company’s determination to proceed with the secondary due diligence and exclusivity period.  In the event the Company does proceed, half of such shares shall be returned for cancellation, with the remaining half to be released to Silver Global and the initial $500,000 cash payment to be made.  If the Company does not proceed, all such shares shall be returned for cancellation.

Under the non-binding terms of the LOI, which are intended to provide the framework for definitive agreements, the Company proposes to acquire a 60% interest in Santa Rosa via a joint venture entity (the “Joint Venture”) in consideration for the following terms and conditions:

•           An aggregate purchase price consisting of $20,500,000 in cash and $4,500,000 in shares of Company common stock (at a deemed value of $0.18 per share, a premium to current market prices) in order to earn-in to a 60% interest in the Joint Venture on a pro rata basis (such cash payment to be paid in $3-5 million tranches over approximately 24 months from signing definitive agreements, upon reaching critical milestones, such as completion of final exploration and environmental impact study, final 43-101 compliant technical report, bankable feasibility study, committed funding and commencement of mining operations, such amounts including the initial due diligence/ exclusivity payment described above).

Additionally, it is expected that Silver Global will receive $50 million in preferential payments (at a rate of 70% of available cash ﬂow net of all expenses) to be paid from gold production following the achievement of commercial production (anticipated to be defined as 4 consecutive quarters of currently estimated plant production capacity of 4,000 ounces of gold per month).

In the event the Joint Venture proceeds as outlined above and the Company earns-in to a full 60% interest and completes the $50 million in preferential payments, definitive agreements are intended to include an option in favor of the Company to buy an additional 20% interest in the project (for total aggregate ownership of 80%) for a purchase price equal to the net asset value of the Santa Rosa property multiplied by Silver Global’s 20% joint venture interest therein (such net asset value anticipated to be determined by an independent mining expert selected by the mutual agreement of the parties, using a 10% discount rate).

A further Current Report on Form 8-K will be filed at such time as the Company determines to proceed to its secondary due diligence phase, at which time it will be obligated to make the initial payment of $500,000 cash and issue shares of Company common stock in an aggregate deemed amount of $500,000 (based on a per share price of $0.18), in consideration for a 45-day period to complete final due diligence efforts and negotiate definitive agreements.

Although the parties anticipate moving forward with due diligence and entering into definitive agreements in the near future, there can be no assurance that such definitive agreements will be executed, that the Company will earn in to the full interest in the Santa Rosa property that it anticipates or that the Joint Venture will ultimately succeed.

A copy of the press release is furnished herewith as Exhibit 99.1.

Additionally, on July 12, 2011, the Company held its second quarter shareholder conference call.  During the call, management of the Company provided updates with respect to each of its current projects, including Mineral Ridge and its other properties in Nevada, Ontario, Peru and the recent LOI with respect to the Santa Rosa project in Panama.

The contents of the July 12, 2011 shareholder conference call can be found at the Company’s website, at the link provided below.

http://goldenphoenix.us/conferencecalls/

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated July 12, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: July 14, 2011	By:/s/Thomas Klein
Thomas Klein, Chief Executive Officer